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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-59469 of IMPSAT Corporation of our report dated April 13, 1998, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Summary Financial Data", "Selected Financial and Other Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Miami, Florida
September 11, 1998